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Exhibit  23  (g)(2)

                                    EXHIBIT A
                        TO THE CUSTODY AGREEMENT BETWEEN
          GARTMORE MUTUAL FUNDS (formerly Nationwide Mutual Funds) AND
                              THE FIFTH THIRD BANK

                           (Effective October 1, 2002)

Gartmore Total Return Fund (formerly Nationwide Fund and Total Return Fund) Gartmore Growth Fund (formerly Nationwide Growth Fund)
Gartmore  Millennium Growth Fund (formerly Nationwide New Economy and Nationwide
     Mid Cap  Growth  Fund)
Gartmore  Bond  Fund  (formerly  Nationwide  Bond  Fund)
Gartmore  Tax-Free  Income  Fund  (formerly  Nationwide  Tax-Free  Income  Fund)
Gartmore  Government  Bond  Fund  (formerly  Nationwide  Government  Bond  Fund)
Gartmore Money Market Fund (formerly Nationwide Money Market Fund) Nationwide S&P 500 Index Fund
Gartmore  Large  Cap  Value  Fund  (formerly  Prestige  Large Cap Value Fund and
     Nationwide  Large  Cap  Value  Fund)
Nationwide  Large  Cap  Growth  Fund  (formerly  Prestige Large Cap Growth Fund)
Nationwide  Small  Cap  Fund  (formerly  Prestige  Small  Cap  Fund)
Gartmore  Morley Capital Accumulation Fund (formerly Morley Capital Accumulation
     Fund  and  Nationwide  Morley  Capital  Accumulation  Fund)
Gartmore  Morley  Enhanced Income Fund (formerly Morley Enhanced Income Fund and
     Nationwide  Morley  Enhanced  Income  Fund)
Gartmore  U.S.  Growth Leaders Fund (formerly Nationwide Focus Fund and Gartmore
     Growth  20  Fund)
Gartmore Value Opportunities Fund (formerly Nationwide Value Opportunities Fund) Gartmore High Yield Bond Fund (formerly Nationwide High Yield Bond Fund) Nationwide Small Cap Index Fund
Nationwide  Mid  Cap  Market  Index  Fund
Nationwide  International  Index  Fund
Nationwide  Bond  Index  Fund
Gartmore  Investor  Destinations Aggressive Fund (formerly Investor Destinations
     Aggressive  Fund)
Gartmore  Investor  Destinations  Moderately  Aggressive Fund (formerly Investor
     Destinations  Moderately  Aggressive  Fund)
Gartmore  Investor  Destinations  Moderate  Fund (formerly Investor Destinations
     Moderate  Fund)
Gartmore  Investor  Destinations Moderately Conservative Fund (formerly Investor
     Destinations  Moderately  Conservative  Fund)
Gartmore Investor Destinations Conservative Fund (formerly Investor Destinations
     Conservative  Fund)
NorthPointe  Small  Cap  Value  Fund
Nationwide  Growth  Focus  Fund
Gartmore  Global  Technology and Communications Fund (formerly Nationwide Global
     Technology  and  Communications  Fund)
Gartmore  Global  Health Sciences Fund (formerly Nationwide Global Life Sciences
     Fund)
Gartmore  Emerging  Markets  Fund
Gartmore  International  Growth  Fund
Gartmore  Worldwide  Leaders  Fund  (formerly  Gartmore  Global  Leaders  Fund)
Gartmore European Leaders Fund (formerly Gartmore European Growth Fund) Gartmore Global Small Companies Fund
Gartmore  OTC  Fund
Gartmore  International  Small  Cap  Growth  Fund
Gartmore  Asia  Pacific  Leaders  Fund
Gartmore  Global  Financial  Services  Fund
Gartmore  Global  Utilities  Fund
Gartmore  Nationwide  Leaders  Fund  (formerly  Gartmore  U.S.  Leaders  Fund)
Gartmore  Micro  Cap  Equity  Fund
Gartmore  Mid  Cap  Growth  Fund


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